                                                                   EXHIBIT 10.22


                              SETTLEMENT AGREEMENT

         This Settlement Agreement (the "Agreement") is entered into this 22nd day of September, 1999, by HIGH SPEED NET SOLUTIONS, INC. ("HSNS"), a Florida corporation, SUMMUS LTD. ("SUMMUS"), a Delaware corporation, and PETER ROGINA, an individual formerly employed by HSNS. HSNS, SUMMUS and Mr. Rogina will be referred to collectively as the "Parties."

                                    RECITALS

         A. Mr. Rogina served as President of HSNS from March 15, 1999, until April 20, 1999.

         B. On or about March 1, 1999, HSNS and Mr. Rogina executed an Employment and Stock Option Agreement (the "Employment Agreement"), which obligates HSNS to transfer to Mr. Rogina certain stock options and contains among others, provisions regarding non-solicitation and non-competition and anti-dilution and adjustment provisions regarding the stock options. A copy of the Employment Agreement is attached hereto as EXHIBIT "A."

         C. On or about April 27, 1999, HSNS filed a lawsuit against Mr. Rogina in the United States District Court, Middle District of Florida, Orlando Division, Case No. 99-513-CIV-ORL-19A for breach of the Employment Agreement and damages (the "Lawsuit").

         D. Mr. Rogina has certain claims against HSNS, Michael Cimino, Myung K. Kim, Bradford Richdale and Richard Seifert, who, at various times were, or still are, officers, directors or shareholders of HSNS.

         E. The Parties desire to settle the Lawsuit and any and all other claims, causes of action or rights that any of the parties may have against one another.

                              TERMS AND CONDITIONS

         For the mutual promises, representations, covenants and agreements, and on the conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties respectfully represent, covenant and agree as follows:

         1. HSNS agrees to pay to Mr. Rogina One-hundred and Ten Thousand and no/100 Dollars ($110,000.00), payable Sixty Thousand and no/100 Dollars ($60,000.00) immediately upon execution of this Agreement, and Twenty-Five Thousand and no/100 Dollars ($25,000.00) on November 16, 1999, and December 16, 1999.

         2. If HSNS fails to pay to Mr. Rogina any payments as described in paragraph 1 of this Agreement, the entire balance shall become immediately payable to Mr. Rogina.

         3. SUMMUS guarantees payment to Mr. Rogina of all monies due under this Agreement, and SUMMUS represents and warrants that it has sufficient funds to pay the guaranteed amount upon HSNS' default.

         4. If HSNS fails to pay to Mr. Rogina any monies due and owing under this Agreement, an ex parte judgment for the accelerated balance will be entered against HSNS and SUMMUS without further hearing or action by the Court. SUMMUS hereby consents to the jurisdiction of the United States District Court, Middle District of Florida, Orlando Division, for the purpose of entry of a judgment, if HSNS defaults on its obligations under this Agreement.

         5. Contemporaneously with the execution of this Agreement, HSNS shall execute a General Release in favor of Mr. Rogina, in the form attached hereto as EXHIBIT "B." The General Release shall include, but not be limited to, the release of Mr. Rogina's obligations under the non-competition provisions of the Employment Agreement.

         6. Upon payment in full by HSNS to Mr. Rogina, Mr. Rogina shall execute a General Release in favor of HSNS, Mr. Cimino, Mr. Kim, Mr. Richdale, Mr. Seifert, and SUMMUS in the form attached hereto as EXHIBIT "C."

         7. Upon execution of this Agreement by HSNS, HSNS' claims against Mr. Rogina shall be released and waived. Until HSNS has performed all of its obligations under this Agreement, HSNS shall hold the Lawsuit in abeyance. At such time as all monies have been paid and stock options transferred to Mr. Rogina or the escrow agent, HSNS shall dismiss the Lawsuit with prejudice. Mr. Rogina's right to pursue a counter-claim and third party claim against HSNS, Mr. Cimino, Mr. Richdale and Mr. Seifert shall not be waived until HSNS has performed all of its obligations under this Agreement.

         8. Contemporaneously with the execution of this Agreement, HSNS shall issue to Mr. Rogina an option to purchase Two-Hundred Forty Thousand (240,000) shares of common stock of HSNS, exercisable in whole or in part for a period of five (5) years from the date of issuance, subject to the terms hereof. Two Hundred Thousand (200,000) shares subject to the option shall be subject to the provisions of the Employment Agreement and Annex "A" of the Employment Agreement relating to the anti-dilution language, audit ability, and strike price as is set forth therein. The anti-dilution provision shall be limited to twice the amount of the anti-diluted options or Four Hundred Thousand (400,000) shares. The remaining Forty-Thousand (40,000) stock options shall be exercisable in whole or on part on or after July 1, 2000, and within five (5) years from the date hereof, at the same strike price as set forth in the Employment Agreement. Ten (10) business days after receipt of a written request from Mr. Rogina, HSNS shall provide all documentation and evidence of the number of anti-diluted shares that Mr. Rogina is entitled to under this Agreement. HSNS shall reserve shares for issuance upon exercise of the option. Within five (5) days after HSNS receives notice of exercise, together with the option exercise price, HSNS shall deliver the shares to Mr. Rogina and/or his designee.

         9. The Parties shall hold confidential and not disclose to any person or entity the facts underlying this Settlement, its terms, any information about the facts or circumstances regarding the allegations of the Lawsuit and the allegations referenced in paragraph D of this Agreement, except as necessary to report information for tax purposes to the federal government, at which point the Parties may disclose to their counsel and accountants the fact and terms of this Agreement only, or except as may be required by law, including but not limited to all applicable rules, regulations and interpretations of the Securities and Exchange Commission.

         10. If any of the parties receive any form of question or inquiry about (i) the Lawsuit, (ii) the disputes between the Parties, (iii) the allegations referred in paragraph D of this Agreement, or (iv) the settlement contemplated in this Agreement, the party to whom such question or inquiry is posed shall make the following statement (using these words or words to the same effect) as the sole response to such question or inquiry:

         "I am not at liberty to discuss it."

         11. No party to this Agreement shall publish false or defamatory statements about any other party of this Agreements or about the directors, officers, employees, goods and services of such party.

         12. HSNS represents that it has full corporate authority and the necessary corporate approval to enter into and perform HSNS' obligations under this Agreement and that this Agreement shall apply to all affiliates, parents, subsidiaries, and divisions of HSNS. This Agreement shall be binding upon HSNS' successors, assigns and any entity that purchases substantially all of HSNS' assets or stock, including SUMMUS.

         13. This Agreement represents the entire agreement between the parties and may not be altered or modified, except in writing, duly executed by all parties to this Agreement.

         14. The laws of the State of Florida shall apply to this Agreement.

         15. In the event of any dispute or litigation between the parties, the prevailing party shall be entitled to recover his cost of suit, expenses and attorneys' fees.

         16. Each party hereto agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

         17. This Agreement may be executed by facsimile, and in counterparts, all of which shall be construed together as a single instrument.

                                HIGH SPEED NET SOLUTIONS, INC.



                                By: /s/ Andrew Fox
                                   -----------------------------------
                                 Its: CEO & President
                                     ---------------------------------

STATE OF NORTH CAROLINA


COUNTY OF WAKE


         I HEREBY CERTIFY, that on this day personally appeared before me, an office duly authorized to administer oaths and take acknowledgments, Andrew, of HIGH SPEED NET SOLUTIONS, INC., on behalf of the corporation, he/she, is personally known to me or produced a driver's license as identification and executed the foregoing Settlement Agreement and acknowledged before me that he/she executed the same for the purposes therein expressed.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at said County and State, this the 7th day of January, 2000.

                                  NOTARY PUBLIC


                                  Sign: /s/ Livia J. Miranda
                                       -------------------------------------
                                  Print: Livia J. Miranda
                                           State of North Carolina at Large
                                  My Commission expires:  3-24-2001

                                  PETER ROGINA



                                  /s/ Peter R. Rogina
                                  ------------------------------------------

STATE OF NEW JERSEY

COUNTY OF SOMERSET

         I HEREBY CERTIFY, that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgments, Peter Rogina. He is personally known to me or produced a driver's license as identification and executed the foregoing Settlement Agreement and acknowledged before me that he executed the same for the purposes therein expressed.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at said County and State, this 22nd day of September, 2000.

                             NOTARY PUBLIC


                             Sign: /s/ Almomen Zagha
                                  --------------------------------------
                             Print: Almomen Zagha
                                      State of California at Large
                             My Commission expires: Almomen Zagha
                                                    Commission # 1168075
                                                    Notary Public - California
                                                    San Francisco County
                                                    My Comm. Expires Jan 6, 2002

                                   SUMMUS LTD.



                                   By:  /s/ William B. Silvernail
                                       ---------------------------------
                                   Its: CEO
                                       ---------------------------------

STATE OF NORTH CAROLINA

COUNTY OF WAKE

         I HEREBY CERTIFY, that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgments, William B. Silvernail, who is personally known to me or produced a driver's license as identification and executed the foregoing Settlement Agreement and acknowledged before me that he executed the same for the purposes therein expressed.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at said County and State, this 7th day of January, 2000.

                                  NOTARY PUBLIC


                                  Sign:  /s/ Livia J. Miranda
                                        -------------------------------------
                                  Print: Livia J. Miranda
                                        -------------------------------------
                                           State of North Carolina at Large
                                  My Commission expires:  3-24-2001